UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 17, 2024

Algorhythm Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41405	95-3795478
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6301 NW 5th Way, Suite 2900
Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(954) 596-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RIME	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2024, Algorhythm Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the institutional investors named on the signature page thereto, pursuant to which the Company agreed to sell and issue, in a registered direct offering (the “Offering”), 24,067,388 shares of its common stock, par value $0.01 per share (“Common Stock”), at a purchase price of $0.0831 per share.

The Offering was made pursuant to that certain Registration Statement on Form S-3 (File No. 333-269183), which was originally filed on January 11, 2023, and declared effective by the Securities and Exchange Commission on January 20, 2023.

The closing of the Offering occurred on December 18, 2024. The Company received net proceeds of approximately $1.6 million from the Offering, after deducting the estimated offering expenses payable by the Company, including the placement agent fees. The Company intends to use the net proceeds from the Offering for working capital and other general corporate purposes.

In connection with the Offering, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Univest Securities, LLC (the “Placement Agent”), as the exclusive placement agent in connection with the Offering. As compensation to the Placement Agent, the Company paid the Placement Agent a cash fee of 8% of the aggregate gross proceeds raised in the Offering and reimbursed certain expenses of the Placement Agent.

The foregoing summaries of the Purchase Agreement and the Placement Agency Agreement, do not purport to be complete and are subject to, and qualified in their entirety by, copies of such documents attached as 10.1 and 10.2 to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 8.01 Other Events.

On December 17, 2024, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Form of Securities Purchase Agreement
10.2	Placement Agency Agreement dated December 17, 2024
23.1	Consent of Sichenzia Ross Ference Carmel LLP (contained in Exhibit 5.1)
99.1	Press Release dated December 17, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2024	Algorhythm Holdings, Inc.

	By:	/s/ Gary Atkinson
	Name:	Gary Atkinson
	Title:	Chief Executive Officer